Exhibit 4.3

6,900,426 DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH

REPRESENTING 1/4,000TH OF ONE SHARE OF PERPETUAL PREFERRED STOCK, SERIES I,

OF

TRUIST FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

CUSIP 89832Q810

SEE REVERSE FOR CERTAIN DEFINITIONS

U.S. BANK NATIONAL ASSOCIATION, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of 6,900,426 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/4,000th of one share of Perpetual Preferred Stock, Series I, par value $5.00 per share, liquidation preference $100,000 per share, (the “Stock”), of Truist Financial Corporation, a North Carolina corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 12, 2006 (the “Deposit Agreement”), among the Corporation (as successor by merger to SunTrust Banks, Inc.), the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

This Depositary Receipt is transferable in New York, New York.

Dated: [    ], 2019

U.S. Bank National Association, Depositary

By:
Authorized Officer

REVERSE OF RECEIPT

TRUIST FINANCIAL CORPORATION

TRUIST FINANCIAL CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES OF AMENDMENT ESTABLISHING THE PERPETUAL PREFERRED STOCK, SERIES I, OF TRUIST FINANCIAL CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

For value received,                                               hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint                                               Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.